                                            Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report dated January 21, 1998, accompanying the financial statements of the Dean Witter Select Equity Trust Utility Stock Series 3 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.




DELOITTE & TOUCHE LLP





February 5, 1998
New York, New York